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                                                                      Exhibit 14


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 17, 1998, and to all references to our Firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust IV (comprising the Nuveen Flagship Kentucky Municipal Bond Fund, Nuveen Flagship Kentucky Limited Term Municipal Bond Fund, Nuveen Flagship Michigan Municipal Bond Fund, Nuveen Flagship Ohio Municipal Bond Fund, Nuveen Flagship Kansas Municipal Bond Fund, Nuveen Flagship Missouri Municipal Bond Fund and Nuveen Flagship Wisconsin Municipal Bond Fund).



                                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
January 6, 1999